Corporate Strategies, Inc.
109 North Post Oak Lane, Suite 422
Houston, Texas 77024

October 9, 2007

YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, New Jersey 07302

Attention: Mark Angelo and Troy Rillo

Re. Further Modification of Convertible Debentures

Reference is made to that certain Letter Agreement, dated November 18, 2005, by and between Corporate Strategies, Inc. (the "Company") and Cornell Capital Partners, L.P. (n/k/a YA Global Investments, L.P. and hereinafter referred to as "YAGI", and together with the Company, the "Parties") whereby the Parties agreed to modify (among other things) the termination dates of those convertible debentures originally issued by the Company to YAGI (collectively, the "Convertible Debentures") on (i) May 6, 2004, (ii) September 28, 2004, (iii) April 6, 2005 and (iv) June 24, 2004 (which such Convertible Debenture was initially issued by the Company to iVoice, Inc. and subsequently assigned to YAGI).

This letter shall confirm that Section 1.01 of each Convertible Debenture shall be further modified such that the maturity date shall be extended from the third (3rd) anniversary from the date each Convertible Debenture was issued to December 31, 2007. In addition, Section 4.03 of each Convertible Debenture shall be modified as follows:

> "Section 4.03. **Termination of Conversion Rights**. The Holder's right to convert the Debenture into the Common Stock in accordance with Section 4.01 shall terminate on December 31, 2007 and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder."

All other terms and provisions of the Convertible Debentures shall remain in full force and effect, except that the Convertible Debentures shall further be amended wherever appropriate to reflect the changes indicated above.

[Signature Page To Follow]

CORPORATE STRATEGIES, INC.

By: ______________________
Name: Timothy J. Connolly
Title: CEO

Agreed and acknowledged on this 9th day of October, 2007

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ______________________
Name: ~~Mark Angelo~~ Troy Rillo
Title: ~~Portfolio Manager~~ Sr. Managing Director